Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the registration statement on Form 10 of EZJR, Inc., of our report dated October 10, 2009 on our audit of the financial statements of EZJR, Inc. as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and from inception on August 14, 2006 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    October 13, 2009


            Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
               6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                        (702) 253-7492 Fax: (702)253-7501

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